UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ENERGY FOCUS, INC.

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ENERGY FOCUS, INC.
32000 AURORA ROAD, SUITE B
SOLON, OHIO 44139

April 27, 2018

Dear Stockholder:

This year’s Annual Meeting of Stockholders will be held virtually on Wednesday, June 20, 2018 at 9:00 A.M., Eastern Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EFOI2018, where you will be able to listen to and participate in the meeting live, submit questions, and vote online. We believe that a virtual stockholder meeting will provide greater access to those who may want to attend, and therefore have chosen to conduct a virtual meeting rather than an in-person meeting. Because the Annual Meeting is virtual and being conducted electronically, stockholders cannot attend the Annual Meeting in person.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, have been made a part of this invitation.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, I hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Proxy Statement.

Please also note that if you hold your shares in “street name” through a bank or broker, that custodian cannot vote your shares on all matters without your specific instructions.

The Proxy Statement and related proxy form are first being made available on or about April 27, 2018.

Thank you for your ongoing support of, and continued interest in, Energy Focus.

Very truly yours,

/s/ Theodore L. Tewksbury III
Theodore L. Tewksbury III
Chairman, Chief Executive Officer and President

ENERGY FOCUS, INC.
32000 AURORA ROAD, SUITE B
SOLON, OHIO 44139

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 20, 2018

TO STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Energy Focus, Inc. (the “Company”) will be held virtually on Wednesday, June 20, 2018 at 9:00 A.M., Eastern Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EFOI2018, where you will be able to listen to and participate in the meeting live, submit questions, and vote online. Because the Annual Meeting is virtual and being conducted electronically, stockholders cannot attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

1.
To elect six directors to serve until the next annual meeting or until their successors are elected and appointed, the nominees for which are as follows: Ronald D. Black, Glenda M. Dorchak, Marc J. Eisenberg, Michael R. Ramelot, Satish Rishi, and Theodore L. Tewksbury III;

2.	To consider and ratify the appointment of Plante & Moran, PLLC as the Company’s independent auditors for the year ending December 31, 2018; and

3.	To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 23, 2018 are entitled to notice of and to vote during the Annual Meeting and any adjournments or postponements thereof.

Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you. Your vote by proxy will ensure your representation at the Annual Meeting, regardless of whether you attend the virtual meeting or not. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares at the virtual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2018:

This Proxy Statement and our Annual Report on Form 10-K, are available at: http://www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael H. Port
Michael H. Port
Chief Financial Officer and Secretary

Solon, Ohio
April 27, 2018

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

ENERGY FOCUS, INC.
32000 AURORA ROAD, SUITE B
SOLON, OHIO 44139

INFORMATION CONCERNING SOLICITATION AND VOTING OF PROXIES

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors,” or the “Board”) of Energy Focus, Inc., a Delaware corporation (“Energy Focus” or the “Company”), for use during the Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Wednesday, June 20, 2018 at 9:00 A.M., Eastern Time, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EFOI2018, where you will be able to listen to and participate in the meeting live, submit questions, and vote online.

The cost of soliciting these proxies will be borne by the Company. Regular employees and directors of the Company may solicit proxies in person, by telephone, by mail, or by email. No additional compensation will be given to employees or directors for such solicitation. The Company will request brokers and nominees who hold shares of common stock, par value $.0001 per share, of Energy Focus (“Common Stock”) in their names to furnish proxy material to the beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

Record Date and Share Ownership

Only stockholders of record at the close of business on April 23, 2018 (the “Record Date”), will be entitled to notice of and to vote during the Annual Meeting and any adjournments or postponements thereof. The Company had 11,936,096 shares of Common Stock issued and outstanding as of the Record Date.

Voting

Each share of Common Stock held as of the Record Date entitles its holder to one vote on each matter to be acted upon during the Annual Meeting. The presence during the Annual Meeting, either virtually or by proxy, of the holders of a majority of the aggregate number of shares of Common Stock outstanding on the Record Date will represent a quorum permitting the conduct of business at the meeting. If you are a beneficial owner of shares that are held in “street name” (meaning a broker, trustee, bank or other nominee holds shares on your behalf), you must instruct your broker as to how to vote your shares on the proposal to elect directors, which is presented in this proxy statement. Failure to do so may result in a “broker non-vote” because a broker does not have discretion to vote on your behalf with respect to this matter during the Annual Meeting. Any proxies received by the Company marked as abstentions or broker non-votes will be included in the calculation of whether a quorum is present during the Annual Meeting.

 The six nominees receiving the greatest number of votes “for” election will be elected as directors. If you do not vote for a particular director nominee, or if you indicate “withhold authority” for a particular nominee on your proxy form, your vote will not have an effect on the outcome of the election of directions. Broker non-votes also will not have an effect on the outcome of the election of directors.

The affirmative vote of a majority of the shares of Common Stock present electronically at the Annual Meeting or represented by proxy and entitled to vote on the proposal during the Annual Meeting is required to approve the ratification of the appointment of Plante & Moran, PLLC as the Company’s independent auditors for the year ending December 31, 2018. Abstentions will have the same effect as a vote against these proposals, and broker non-votes will have no effect on the outcome of these proposals.

The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted during the Annual Meeting. Where such proxies specify a choice with respect to the proposal, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned but is not marked will be voted FOR the election of the six nominees for director listed in this Proxy Statement and FOR the ratification of the appointment of Plante & Moran, PLLC as the Company’s independent auditors for the year ending December 31, 2018.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either by delivering a written notice of revocation or a duly executed proxy bearing a later date to Energy Focus, Inc., Attention:

Secretary, 32000 Aurora Road, Suite B, Solon, Ohio 44139 or by participating in the virtual Annual Meeting and voting electronically. If a proxy is properly signed and not revoked, the shares it represents will be voted in accordance with the instructions of the stockholder. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke your proxy or vote during the Annual Meeting, you must follow the instructions provided to you by the record holder and/or obtain from the record holder a proxy issued in your name. Participation in the Annual Meeting will not, by itself, revoke a proxy.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees

The Company’s Bylaws provide that the number of directors of the Company shall be no less than five and no more than nine, with the exact number within such range to be fixed by the Board of Directors. The Board of Directors increased the number of directors from six to seven in April 2018 in connection with Mr. Rishi’s appointment to the Board; however, the Board has since reduced the number of directors to six effective as of the date of the Annual Meeting since William Cohen is not standing for reelection. Mr. Cohen will continue to serve as a member of the Company’s Board of Directors until the Annual Meeting. The Board has recommended and nominated the six nominees listed below, each of which is a current director.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, regardless of whether any other names are placed in nomination by anyone other than one of the proxy holders. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxy holders will vote in favor of the remainder of those nominated and for such substituted nominees, if any, as shall be designated by the Board of Directors. Please note that if the candidacy of one or more nominees should be withdrawn, the Board may reduce the number of directors to be elected at this time. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

If a quorum is present in person or by proxy during the Annual Meeting, the six nominees receiving the highest number of votes will be elected as directors during the Annual Meeting to serve until the next annual meeting or until their respective successors are duly elected or appointed.

Biographical information concerning each nominee is set forth below:

Name	Age	Director Since	Background

Ronald D. Black, Ph.D.	54	2015
Dr. Black has served as the Chief Executive Officer and President of Rambus Inc. since June 2012 and as a Director of Rambus Inc. since July 2012. Rambus Inc. is a semiconductor and IP products company, with offerings spanning from memory and interfaces to security, smart sensors and lighting. Dr. Black was previously the Managing Director of R.D. Black & Company, a consulting firm, from August 2011. From September 2010 to August 2011, Dr. Black was the Chief Executive Officer of MobiWire, formerly Sagem Wireless, a privately-held mobile handset company headquartered near Paris, France that offers products and services to original equipment manufacturers and mobile network operators in the mobile phone marketplace. From June 2009 to October 2010, Dr. Black served as Chairman and CEO of UPEK, Inc., a developer of antivirus and security software and system tools. Dr. Black currently serves as a board member of FlexEnable, a privately held United Kingdom company, and Microfabrica, a privately held company in Silicon Valley. Dr. Black formerly served as a board member of EnOcean GmbH, a German-based company that manufactures and markets energy harvesting technology, sensors, and radio frequency communication, from 2012 to March 2015. From September 2010 to November 2012, he served as a board member of AuthenTec, Inc., a semiconductor, identity management, biometrics and touch control solutions company, which he joined following the AuthenTec-UPEK merger in September 2010 and from 2007 to 2013, he served as a board member of Inside Contactless, a France-based company engaged in the semiconductors and information technology industry. Dr. Black holds a Bachelor of Science, a Master’s of Science, and a Ph.D. in materials science and engineering from Cornell University in Ithaca, N.Y.

The Board of Directors believes that Dr. Black’s qualifications to serve as a Board member include his leadership positions in various high-growth technology companies, both domestic and foreign. Dr. Black has served as the Company’s Lead Director since March 2016, and as Chairman of the Board from August 2016 until December 2016. He has been a member of the Compensation Committee since July 2015 (serving as Chair from July 2015 to October 2016), and a member of the Nominating and Corporate Governance Committee since August 2016.

Glenda M. Dorchak	63	2015
Ms. Dorchak has been a member of the Board of Directors of Mellanox Technologies, a leading global supplier of end-to-end InfiniBand and Ethernet interconnect silicon, software and systems, since 2009 and currently serves as the chair of the nominating and governance committee. Ms. Dorchak also currently serves on the board of Mirametrix Inc., a private software company that provides gaze-tracking software and she is an Operating Advisor to OMERS Private Equity and BDC Venture group for Industrial, Clean-tech and Energy. Ms. Dorchak was Executive Vice President and General Manager of Global Business for Spansion, Inc., a Sunnyvale, California based flash memory provider from April 2012 to June 2013. From January 2009 until September 2010, when it was acquired by Red Bend Software, Ms. Dorchak was the Chief Executive Officer and Vice Chairman of VirtualLogix, Inc., a Sunnyvale, California based provider of virtualization software for wireless and embedded devices. Prior to VirtualLogix, Inc., she served as Chairman and Chief Executive Officer of Intrinsyc Software International, Inc. from August 2006 to November 2008 where she had also served as an independent director from September 2003 to December 2004. Ms. Dorchak was an executive with Intel Corporation from 2001 to 2006, including serving as Vice President and Chief Operating Officer of Intel Corporation’s Communications Group; Vice President and General Manager of Intel’s Consumer Electronics Group; and Vice President and General Manager of the Broadband Products Group. Prior to her tenure at Intel Corporation, she served as Chairman and Chief Executive Officer of Value America, Inc., an online retailer, from September 1999 to November 2000.

The Board of Directors believes that Ms. Dorchak’s qualifications to serve as a Board member include her executive and board member experience in the software and technology industries, as well as her expertise, experience and understanding of global markets. Ms. Dorchak has been a member of the Compensation Committee since July 2015, serving as the Chair since November 2016, and has been a member of the Nominating and Corporate Governance Committee since August 2016 and was its Chair from August 2016 to September 2017. Ms. Dorchak also served on the Audit and Finance Committee from July 2015 until August 2016 and October 2017 to the present.

Marc J. Eisenberg	51	2015
Mr. Eisenberg is Chief Executive Officer and a Director of ORBCOMM Inc., positions he has held since March 2008. ORBCOMM is a global provider of machine-to-machine solutions, including network connectivity, devices and web reporting applications. He previously served as its Chief Operating Officer from February 2007 to March 2008, Chief Marketing Officer from June 2006 to February 2007 and Executive Vice President, Sales and Marketing from March 2002 to June 2006. Mr. Eisenberg holds a Bachelor’s of Science degree in Marketing and Management from New York University.

The Board of Directors believes that Mr. Eisenberg’s qualifications to serve as a Board member include his leadership position in a technology company, as well as his expertise and experience in global operations. Mr. Eisenberg served as a member of the Audit and Finance Committee from July 2015 until April 2018 and as a member of the Nominating and Corporate Governance Committee since August 2016 and its Chair since October 2017.

Michael R. Ramelot	72	2013
Mr. Ramelot has been a consultant since 2002 on many projects, including serving as project leader on BlackLine system implementations to enhance the financial close process of several multi-million dollar companies; serving as project leader on due diligence, accounting valuations and appraisals related to acquisitions; researching and preparing position papers for companies on complex accounting issues; preparing various SEC filings; and assessing and implementing compliance with Section 404 of Sarbanes-Oxley at several companies. Prior to becoming a consultant, Mr. Ramelot served as the President and Chief Financial Officer of Compro Packaging LLC. Mr. Ramelot received a Master’s degree in Business Administration from the University of Santa Clara and a Bachelor of Science degree in accounting from St. Mary’s College. He is a Certified Public Accountant.

The Board of Directors believes that Mr. Ramelot’s qualifications to serve as a Board member include his significant experience with financial and accounting matters and SEC compliance matters. Mr. Ramelot has been a member and Chair of the Audit and Finance Committee since September 2013.

Satish Rishi	58	2018
Mr. Rishi is currently serving as a consultant and interim Chief Financial Officer for View Inc. Mr. Rishi was Senior Vice President of Finance and Chief Financial Officer of Rambus Inc. and served as its Chief Financial Officer from April 2006 to August 2016. Prior to Rambus, Mr. Rishi held senior financial management positions at semiconductor and electronic manufacturing companies, including Dell Inc. and Intel Corporation. Mr. Rishi was a board member of Novati Technologies until October 2017, and a board member, chair of the audit committee and member of the nominating and governance committee of Measurement Specialties, Inc. from 2005 until its sale in 2014. Mr. Rishi received a Bachelor of Science degree with honors in mechanical engineering from Delhi College of Engineering, Delhi University, and his Master’s in Business Administration with a concentration in finance from Walter J. Haas School of Business, University of California, Berkeley.

The Board of Directors believes that Mr. Rishi’s qualifications to serve as a Board member include his considerable experience with financial and accounting matters and SEC compliance matters as the Chief Financial Officer and audit committee member of public companies. Mr. Rishi has been a member of the Audit and Finance Committee since April 2018.

Theodore L. Tewksbury III, Ph.D.	61	2016
Dr. Tewksbury has been the Company’s Chairman of the Board, Chief Executive Officer and President since February 2017 and was its Executive Chairman from December 2016 until February 2017. Dr. Tewksbury is the Founder and CEO of Tewksbury Partners, LLC, providing strategic consulting, advisory and board services to private and public technology companies, venture capital and private equity firms, since 2013. He had served as President and Chief Executive Officer (from November 2014) and a director (from September 2010) of Entropic Communications, a public company specializing in semiconductor solutions for the connected home, until its sale to MaxLinear, Inc., another public semiconductor company, in April 2015, and he remains a director of MaxLinear, Inc. He has been a director of Jariet Technologies, a private company specializing in digital microwave integrated circuits for wireless infrastructure, backhaul and military applications, since its spinoff from Semtech in 2015. From 2008 to 2013, Dr. Tewksbury served as President and Chief Executive Officer and a director of Integrated Device Corporation, a public semiconductor company. Dr. Tewksbury received a B.S. degree in Architecture, as well as M.S. and Ph.D. degrees in Electrical Engineering from MIT.

The Board of Directors believes that Dr. Tewksbury’s qualifications to serve as a Board member include his role as the Company’s Chief Executive Officer and President since February 2017, his executive leadership experience with public and private technology companies, and his distinguished track record of transforming and building visionary businesses.

 Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

Corporate Governance

Director Independence

The Board of Directors has determined that each of the following current directors is independent within the meaning of the listing standards of The NASDAQ Stock Market:

Ronald D. Black
William F. Cohen
Glenda M. Dorchak
Marc J. Eisenberg
Michael R. Ramelot
Satish Rishi

In this Proxy Statement these directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”

Board Meetings and Committees; Annual Meeting Attendance

The Board of Directors held a total of eight meetings during the fiscal year ended December 31, 2017. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors served.

The Company does not have a policy regarding attendance by the directors at the Company’s Annual Meeting. Six of the then seven serving directors were present at the last Annual Meeting held June 21, 2017.

Compensation Committee

The Company has a standing Compensation Committee of the Board of Directors, currently consisting of Ms. Dorchak, as chair, Dr. Black, and Mr. Eisenberg. Each of the members of the Compensation Committee is an Independent Director and is also independent under the criteria established by NASDAQ for compensation committee membership. The

Compensation Committee held seven meetings in 2017. The Board has approved a charter for the Compensation Committee. A copy of this charter can be found on the Company’s website at http://www.energyfocus.com.

The Compensation Committee’s primary functions are to:

•
receive proposals from management and review and recommend to the Board the corporate goals and objectives relevant to compensation of the Chief Executive Officer, evaluate his performance in light of such goals and objectives, and recommend to the Board for approval his compensation level based on this evaluation;

•	develop and recommend to the Board compensation arrangements for other executive officers of the Company;

•	review and recommend to the Board incentive compensation plans and equity-based plans, and administer such plans;

•	review and recommend to the Board all other employee benefit plans for the Company; and

•	review and make recommendations to the Board regarding compensation of the Board of Directors.

The authority of the Compensation Committee may be delegated to a subcommittee of the Compensation Committee, consisting of one or more directors. The Chief Executive Officer may provide recommendations regarding compensation of other executive officers. The Compensation Committee is empowered to retain consultants for advice on compensation matters.

No director currently serving on the Compensation Committee is or has been an officer or employee of the Company or any of the Company’s subsidiaries. No interlocking relationships exist between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past.

During 2017, the Compensation Committee engaged Compensia, Inc. to assist with the review of the Company’s executive and Board compensation by providing data on market trends and, more specifically, with respect to a group of peer companies having similar size and other characteristics to the Company and how the Company’s compensation levels compared with such peers.

Audit and Finance Committee

The Company’s Audit and Finance Committee acts as the standing audit committee of the Board of Directors. The Audit and Finance Committee of the Board of Directors, which currently consists of Mr. Ramelot, as chair, Ms. Dorchak, and Mr. Rishi, held four meetings in 2017. Each of the members of the Audit and Finance Committee is an Independent Director and is also independent under the criteria established by the SEC and NASDAQ for audit committee membership. The Board of Directors has determined that Mr. Ramelot and Mr. Rishi are “audit committee financial experts,” as defined under the rules of the SEC. The Board has approved a charter for the Audit and Finance Committee. A copy of this charter can be found on the Company’s website at http://www.energyfocus.com.

The Audit and Finance Committee’s primary functions are to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements and other financial information, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm. More specifically, the Audit Committee:

•	appoints, compensates, evaluates and, when appropriate, replaces the Company’s independent registered public accounting firm;

•	reviews and pre-approves audit and permissible non-audit services;

•	reviews the scope of the annual audit;

•	monitors the independent registered public accounting firm’s relationship with the Company; and

•
meets with the independent registered public accounting firm and management to discuss and review the Company’s financial statements, internal controls, and auditing, accounting and financial reporting processes.

Nominating and Corporate Governance Committee

The Company has a Nominating and Corporate Governance Committee of the Board of Directors (“Nominating Committee”), currently consisting of Mr. Eisenberg as chair, Dr. Black, and Ms. Dorchak. Each of the members of the Nominating Committee is an Independent Director. The Nominating Committee held five meetings in 2017. The Board has approved a charter for the Nominating Committee. A copy of this charter can be found on the Company’s website at http://www.energyfocus.com.

The Nominating Committee’s primary functions are to carry out the responsibilities delegated by the Board relating to the Company’s director nominations process and procedures, developing and maintaining the Company’s corporate governance policies, and any related matters required by NASDAQ or federal securities laws. More specifically, the Nominating Committee:

•
determines, makes recommendations, and reviews periodically with the Board, the appropriate number of directors that shall constitute the Board, along with the qualifications required to be a director, the Board’s leadership structure and its committee structure and composition;

•	conducts searches for and reviews individuals qualified to become members of the Board;

•
makes recommendations to the Board regarding the selection and approval of the nominees for director to be submitted during the annual meeting of stockholders and identifies and makes recommendations to the Board regarding the selection and approval of candidates to fill vacancies on the Board;

•	evaluates and makes a recommendation to the Board with respect to the “independence” of directors;

•
oversees the Company’s corporate governance practices, procedures, corporate governance guidelines and other governing documents, and other governance matters required by the Securities and Exchange Commission or Nasdaq and makes related recommendations to the Board;

•	oversees the Board’s and committees’ evaluation and charter review process; and

•	develops and recommends to the Board for approval, after taking into account any input provided by the Compensation Committee, a Chief Executive Officer succession plan.

The Nominating Committee will consider various candidates for Board membership, including those suggested by other Board members, by any executive search firm engaged by the Nominating Committee, and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board to consider should notify the Secretary of the Company or any member of the Nominating Committee in writing, with any supporting material the stockholder considers appropriate, at the following address: Energy Focus, Inc., 32000 Aurora Road, Suite B, Solon, Ohio 44139.

Board Leadership Structure and Role in Risk Oversight

Dr. Tewksbury currently serves as both Chairman of the Board and Chief Executive Officer. The Nominating Committee periodically considers whether the roles of Chief Executive Officer and Chairman should be separate, but believes at this time that the Company and its stockholders are best served by its current leadership structure. Combining the roles of Chairman and Chief Executive Officer fosters accountability, effective decision-making and alignment between interests of the Board and management. In March 2016, the Board of Directors established a Lead Director position to serve as a liaison between the Independent Directors and the Chairman and the Chief Executive Officer and the full Board, consult with and advise the Chairman regarding Board matters, call and chair meetings of Independent Directors and chair meetings of the Board when the Chairman is not present. Dr. Black currently serves as Lead Director.

It is management’s responsibility to manage risk and bring material risks to the attention of the Board. The Board administers its risk oversight role by reviewing strategic, financial and execution risks and exposures associated with the Company’s operations and financial condition; litigation and other matters that may present material risk to our operations, plans, prospects or reputation; acquisitions and divestitures; and senior management succession planning. This oversight role is performed directly and through the committee structure and the committees’ regular reports to the Board of Directors. The Audit and Finance Committee reviews risks associated with legal, compliance, and major financial and accounting matters, including financial reporting, accounting, disclosure, internal controls over financial reporting and ethics and compliance programs. The Compensation Committee reviews risks related to executive compensation and the design of compensation programs, plans and arrangements. The Nominating Committee reviews risks associated with the Company’s corporate governance policies, as well as NASDAQ rules and federal securities laws.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors through our Secretary of the Company by writing to the following address: Energy Focus, Inc., Attention: Board of Directors, 32000 Aurora Road, Suite B, Solon, Ohio 44139. Our Secretary will forward all appropriate correspondence to the Board of Directors.

PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
The Board of Directors recommends that the stockholders ratify the selection of Plante & Moran, PLLC as the independent registered public accounting firm to audit our accounts and those of our subsidiaries for the fiscal year ending December 31, 2018. Plante & Moran, PLLC has served as our independent registered public accounting firm since 2009 and the Audit and Finance Committee approved the selection of Plante & Moran, PLLC as our independent registered public accounting firm for fiscal year 2018. We expect that representatives of Plante & Moran, PLLC will be present at and participate in the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so.
There is no requirement that the Company submit the selection of its independent registered public accounting firm to its stockholders for ratification. In addition, the Sarbanes-Oxley Act of 2002 requires our Audit and Finance Committee to be directly responsible for the appointment, compensation and oversight of the audit work of our independent auditors. If our stockholders fail to ratify the selection, the Audit and Finance Committee will reconsider whether to retain Plante & Moran, PLLC, and may retain any firm without re-submitting the matter to our stockholders. Even if the selection is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PLANTE & MORAN, PLLC AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2018.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of Common Stock as of April 23, 2018, as to (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s current directors and Named Executive Officers listed below, and (iii) all current executive officers and directors of the Company listed below as a group. Unless otherwise specified, the address for each officer and director is: 32000 Aurora Road, Suite B, Solon, Ohio 44139. Except as otherwise indicated and subject to community property laws where applicable, each person or entity included in the table below has sole voting and investment power with respect to the shares beneficially owned by that person or entity.

	Shares Beneficially Owned
			Percent of Outstanding Common Stock (1)

Name and Address
5% Stockholders
Gina Huang	1,017,390	(2)	8.5%
P.O. Box 3444, Road Town
Tortola, British Virgin Islands
Bright Horizon Partners	639,130	(3)	5.4%
1300 Avenue of the Americas, 36th Floor
New York, NY 10019

Current Directors and Named Executive Officers
Ronald D. Black	32,427	(4)	*
William F. Cohen	673,622	(5)	5.6%
Glenda M. Dorchak	32,427	(6)	*
Marc J. Eisenberg	32,427	(7)	*
Michael H. Port	31,917	(8)	*
Michael R. Ramelot	47,927	(9)	*
Theodore L. Tewksbury III	79,282	(10)	*
James Tu	300,000	(11)	2.5%
Bradley B. White	3,650	(12)	*

All Current Directors and Executive Officers as a Group	930,029	(13)	7.8%

*Less than one percent

(1)
Based on 11,936,096 shares of Common Stock outstanding as of April 23, 2018. In addition, shares of Common Stock issuable pursuant to options that are currently exercisable, or may become exercisable within 60 days of April 23, 2018, or pursuant to RSUs scheduled to vest within 60 days of April 23, 2018, are included in the reported beneficial holdings of the individual owning such options or RSUs. These shares of Common Stock have been treated as outstanding in calculating the percentage ownership of the individual possessing such interest, but not for any other individual.

(2)
Based upon a Schedule 13G/A filed with the SEC by Gina Huang, Brilliant Start Enterprise, Inc., and Jag International Ltd. on October 7, 2015. Ms. Huang holds sole voting and dispositive power over 417,390 shares of Common Stock held by Brilliant Start Enterprise, Inc., and 600,000 shares of Common Stock held by Jag International Ltd.

(3)	Based on a Schedule 13G/A filed with the SEC by Bright Horizon Partners, Inc. on October 7, 2015.

(4)	Includes 18,443 RSUs scheduled to vest within 60 days of April 23, 2018.

(5)	Includes 18,443 RSUs scheduled to vest within 60 days of April 23, 2018 and 10,000 options currently exercisable.

(6)	Includes 18,443 RSUs scheduled to vest within 60 days of April 23, 2018.

(7)	Includes 18,443 RSUs scheduled to vest within 60 days of April 23, 2018.

(8)	Includes 16,124 options currently exercisable.

(9)	Includes 18,443 RSUs scheduled to vest within 60 days of April 23, 2018 and 15,000 options currently exercisable.

(10)	Includes 30,902 options currently exercisable.

(11)
Mr. Tu’s employment with the Company terminated on February 19, 2017 and the information presented is as of such date. Includes 300,000 shares of Common Stock held by 5 Elements Global Fund L.P. Mr. Tu has sole voting and dispositive power over the shares of Common Stock held by 5 Elements Global Fund L.P. See “Certain Relationships and Related Transactions” below for additional information regarding Mr. Tu’s relationship with Communal International Ltd. and its interests in 5 Elements Energy Efficiency Limited, another stockholder of the Company.

(12)
Mr. White’s employment with the Company terminated on March 16, 2017 and the information presented is as of such date. Includes 975 shares held by the Hadley B. White Trust Account and 1,075 shares held by the Henry F. White Trust Account, both of which Mr. White is a trustee.

(13)
Includes 72,026 shares of Common Stock issuable pursuant to options that are currently exercisable, or may become exercisable within 60 days of April 23, 2018 and 92,215 shares of Common Stock issuable pursuant to RSUs scheduled to vest within 60 days of April 23, 2018. Does not include shares beneficially owned by Mr. Tu or Mr. White.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth information about compensation of our former Chief Executive Officer, our two other most highly compensated executive officers who were servicing as of December 31, 2017 and one additional executive officer who would have been among the most highly compensated but departed prior to December 31, 2017 (our “Named Executive Officers”) for the years indicated:

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Option Awards ($) (2)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation ($) (4)	Total ($)

Theodore L. Tewksbury, III	2017	407,692	—	191,160	262,178	0	569	861,599
Chairman, Chief Executive Officer and President	2016	11,538						11,538

James Tu	2017	53,846	—	0	0	0	383,144	436,990
Former Executive Chairman, Chief Executive Officer and President (5)	2016	383,077	—	297,694	291,946	0	480	973,197

Michael H. Port	2017	230,577	—	68,095	87,943	0	205	386,820
Chief Financial Officer and Secretary (6)	2016	163,680	35,000	0	46,580	0	0	245,260

Bradley B. White	2017	66,635	—	163,739	145,826	0	5,349	381,549
Former Chief Financial Officer and Secretary (7)	2016	12,115					40	12,155

(1)	Amounts paid in 2016 and 2017 reflect adjustments to implement salary increases and the timing of payroll dates.
(2)
Under SEC rules, the values reported reflect the aggregate grant date fair values computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), to each of the Named Executive Officers in the years shown. We calculate the grant date fair value of stock option grants using the Black-Scholes option pricing model. We calculate the fair value of RSU grants based on the closing stock price on the grant date. A discussion of the assumptions used in calculating the fair value is set forth in Note 10 to the Consolidated Financial Statements contained in Item 8 of the Annual Report on Form 10-K filed with the SEC on February 22, 2017. The awards granted to Mr. White in 2017 were forfeited upon his departure from the Company. The awards granted to Mr. Tu in 2016 and his earlier awards that remained unvested were forfeited by Mr. Tu upon his departure from the Company.

(3)	The amounts set forth in this column are amounts paid under the Company’s cash incentive program, which is described below under “Cash incentive plan.”
(4)
The amounts set forth in this column include Company-paid contributions for life insurance and supplemental disability policies and, with respect to Mr. Tu for 2017, $383,144 paid under his separation agreement entered into with the Company.

(5)
Mr. Tu served as the Executive Chairman and Chief Executive Officer until May 6, 2016, when he also assumed the role of President. On August 19, 2016, the Board of Directors separated the roles of Executive Chairman and Chief Executive Officer. Mr. Tu continued to serve as Chief Executive Officer and President until his departure from the Company on February 19, 2017.

(6)
Mr. Port was appointed as Chief Financial Officer and Secretary on March 16, 2017, following Mr. White’s departure from the Company. Mr. Port served as Interim Chief Financial Officer from August 16, 2016 until December 12, 2016. The 2016 and 2017 compensation information shown for Mr. Port includes the entire calendar year. The 2016 bonus amount for Mr. Port reflects a bonus payment with respect to Mr. Port’s service as Interim Chief Financial Officer.

(7)	Mr. White served as Chief Financial Officer and Secretary from December 12, 2016 until March 16, 2017.

Narrative Disclosure to Summary Compensation Table

The Compensation Committee (the “Committee”) of our Board of Directors generally has the responsibility of administering our executive compensation program or making recommendations to the full Board with respect to such program. The Committee reviews and, as appropriate, makes recommendations to the full Board regarding the base salaries and annual cash bonuses for executive officers, and administers our stock incentive plans, including the grants of stock options.
Compensation philosophy and objectives
Our principal executive compensation policy is to provide a compensation program that will attract, motivate and retain persons of high quality and provide incentives that align the interests of our employees and directors with those of our stockholders. In administering the executive compensation program, the Committee is mindful of the following principles and guidelines, which are supported by the full Board:

•	Base salaries for executive officers should be competitive.

•	A sufficient portion of annual compensation should be at risk in order to align the interests of executives with those of our stockholders.

•	The variable part of annual compensation should reflect both individual and corporate performance.

•
As a person’s level of responsibility increases, a greater portion of total compensation should be at risk and include more stock-based compensation to provide executives long-term incentives, and help to align further the interests of executives and stockholders in the enhancement of stockholder value.

Executive officer compensation has three primary components: base salary, bonuses granted under a bonus or cash incentive plan, and stock-based awards granted pursuant to our 2014 Plan. In addition, executive officers receive certain benefits that are generally available to all salaried employees. We do not have any defined benefit pension plans, non-qualified deferred compensation arrangements, or supplemental retirement plans for our executive officers.
During 2016 and 2017, the Compensation Committee engaged Compensia, Inc. to assist with the review of the Company’s executive and Board compensation by providing data on market trends and, more specifically, with respect to a group of peer companies having similar size and other characteristics to the Company based on the Company’s 2015 performance and how the Company’s compensation levels compared with such peers.
For each Named Executive Officer’s compensation for 2017, the Committee reviewed the proposed level for each compensation component based on various factors, including the median level for the peer group and other competitive market factors, internal equity and consistency, and an emphasis on pay for performance. The Committee made recommendations to the Board of Directors, based on input from the then Chief Executive Officer other than with respect to his own compensation, which then approved the final compensation amounts for each executive officer. We have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.
Management Changes and Related Compensation Arrangements
Significant changes in the Company’s management team occurred during 2016 and early 2017. As a result, certain Named Executive Officers are no longer with the Company. The amounts paid to Mr. Tu for 2017 reflect his severance benefits received under his separation agreement entered into with the Company on February 18, 2017, and the amounts paid to Mr. Tu and Mr. White in 2017 reflect the compensation paid during their terms of employment.
The separation agreement with Mr. Tu provided for the continued payment of his salary at the rate in effect as of February 18, 2017 for a period of twelve months following his separation date, twelve months of continued benefits and the payment of up to $10,000 for legal and executive outplacement and coaching service expenses.
The following executive officers succeeded the Named Executive Officers in their respective positions:

•
Dr. Theodore L. Tewksbury III was appointed as Executive Chairman effective December 12, 2016 and became the Company’s Chairman of the Board, Chief Executive Officer and President on February 19, 2017;

•	Bradley B. White was appointed as Chief Financial Officer effective December 12, 2016 and served in that role until departing from the Company on March 16, 2017; and

•	Michael H. Port was appointed as Chief Financial Officer on March 16, 2017, and had served as the Company’s Interim Chief Financial Officer from August 16, 2016 until December 12, 2016.
Dr. Tewksbury’s compensation as Executive Chairman and now as Chairman of the Board, Chief Executive Officer and President, and Mr. White’s and Mr. Port’s compensation as Chief Financial Officer, were each established taking into account the factors described above, and a comparative peer group that had been adjusted to reflect the lower sales levels experienced in 2016 compared to 2015. The Committee also considered the need to recruit and retain top level talent during a challenging time for the Company, and the responsibilities being managed by a smaller executive team, and their resulting compensation arrangements were as follows:

•
Dr. Tewksbury’s salary was set at $200,000 for his Executive Chairman role based on an expected 50% required effort as compared to the Chief Executive Officer and President. In addition, Dr. Tewksbury was granted RSUs with a value of $100,000 on January 3, 2017 based on a 30-day average stock price. Upon his appointment as Chairman, Chief Executive Officer and President of the Company, Dr. Tewksbury’s salary was increased to $450,000. Dr. Tewksbury is eligible to receive an annual bonus with a target payout of 100% of his base salary, based on the Company’s financial performance and his individual performance and continued employment and, on February 27, 2017, he received stock options and RSUs having a total grant date value of approximately $450,000, with 50% of the awards in RSUs (based on a 30-day average stock price) and stock options equal to 1.5 times the number of RSUs.

•
Mr. White’s salary as Chief Financial Officer was set at $315,000. Mr. White was also eligible to receive an annual bonus with a target payout of 65% of his base salary, based on the Company’s financial performance and his individual performance. Mr. White’s 2017 bonus was guaranteed to be a minimum of $150,000, provided that he remained employed with the Company through the date the bonus is paid. In addition, on January 3, 2017, Mr. White was granted stock options and RSUs having a total value of approximately $315,000, with 50% of the awards in RSUs (based on a 30-day average stock price) and stock options equal to 1.5 times the number of RSUs. Mr. White resigned from the Company on March 17, 2017 and his eligibility for any bonus and his equity awards terminated.

•
On March 16, 2017, the Board of Directors appointed Michael H. Port, then the Company’s Corporate Controller, as Chief Financial Officer and Secretary. Mr. Port’s salary was set at $250,000 and he is eligible to receive an annual bonus with a target payout of 50% of his base salary, based on the Company’s financial performance and his individual performance. In addition, Mr. Port was granted RSUs with a value of $65,000 (based on a 30-day average stock price) and stock options equal to 1.5 times the number of RSUs.

Base salary
The Committee seeks to establish executive officer base salary levels that are competitive with the median amounts paid to executives performing similar functions within the Company’s peer group. The Committee also takes into account a number of largely subjective factors, including changes in the individual’s duties and responsibilities, the personal performance of such executive officer, the performance of the Company, cost-of-living increases, and such other factors as the Committee deems appropriate, including the individual’s overall mix between fixed and variable compensation and between cash and stock-based compensation.
Cash incentive plan
Effective January 1, 2017, an Executive Bonus Plan (the “Plan”) was established, based on the Compensation Committee’s recommendation to the Board of Directors, for executive management under which the executive officers are each eligible for a cash incentive payment. For 2017, the Board of Directors set the potential payments at up to the following percentages of such executive’s 2017 salary, with the final amounts payable to be determined by the Board of Directors based upon the financial results of 2017 with respect to the metrics and percentages described below:

	Incentive Payment as a % of Base Salary (1)
	Minimum	Target	Maximum
Chief Executive Officer	50%	100%	150%
Chief Financial Officer	25%	50%	100%

(1)	Based on the annual salary rate for the year.
Subject to the terms of the Plan, distribution of the bonus is based on Company Performance and Individual Performance as a percent of total bonus:

	Company Performance	Individual Performance (1)
Chief Executive Officer	70% of bonus	30% of bonus
Chief Financial Officer	70% of bonus	30% of bonus

(1)
The Individual Performance measures will be specific financial or non-financial Company objectives approved by the Compensation Committee or the Board for the applicable Plan year. In the event that the Company does not reach the “Minimum” performance for any of the applicable Company Performance metrics, no bonuses will be payable with respect to the Individual Performance component, irrespective of the objectives achieved. In addition, the Board or the Compensation Committee may, in its sole discretion, adjust amounts payable to any participant downward or upward to reflect such considerations as it may in its sole discretion deem to be appropriate.

For the Plan Year beginning on January 1, 2017, Company Performance was based on two components - Total Company Net Revenue (“Net Revenue”) and Total Adjusted EBITDA (Adjusted Earnings before Interest, Taxes, Depreciation and Amortization and adjusted to exclude non-cash items, such as stock-based compensation) (“Adjusted EBITDA”) as reported in or, in the case of Adjusted EBITDA, calculated from the Company’s annual form 10-K as filed with the Securities Exchange Commission.
The portion of a participant’s 2017 bonus based on Company Performance was allocated between each metric as set forth below (in each case, subject to the applicable payout percentage for achieving the Minimum, Target and Maximum levels as set forth above):

	Net Revenue	Adjusted EBITDA
Chief Executive Officer	70%	30%
Chief Financial Officer	70%	30%
The Company Performance metrics are calculated by reference to amounts in the Company’s audited financial statements, to the extent applicable, with such adjustments thereto as may be approved by the Compensation Committee. Individual Performance is measured based on the objective and subjective achievement, as determined by the Compensation Committee, of the key performance indicators for such participant.
The incentive payment levels listed above were payable based on the achievement of the following financial performance metrics for 2017:

	Minimum	Target	Maximum
Net Revenue	$26.889M	$30.718M	$37.020M
Adjusted EBITDA	$(3.890)M	$(1.766)M	$(1.601)M
 The Company did not achieve the Minimum Net Revenue or the Minimum Adjusted EBITDA, therefore, no bonuses were paid to Dr. Tewksbury or Mr. Port for 2017. Mr. Tu and Mr. White forfeited their participation in the Plan upon their separation date from the Company.
Discretionary bonuses
The Committee may from time to time award a discretionary annual cash bonus to executive officers, in the amounts and based on the factors determined by the Committee. The bonus awards may be based on an executive officer’s individual performance or on the overall success of the Company, or both.
 No discretionary bonuses were awarded to the Named Executive Officers in 2017. Mr. Port received a discretionary bonus of $35,000 with respect to his service as Interim Chief Financial Officer during 2016.
Stock awards and other stock-based awards
The Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company’s stockholders and, therefore; periodically grants time-based stock options and RSUs under the Company’s 2014 Stock Incentive Plan, as amended (the “Plan”) at the then current market price.
The Committee grants, or recommends to the Board to grant, options and/or RSUs to executive officers, typically after consideration of recommendations from the Chief Executive Officer. Recommendations for equity awards are based upon the relative position, responsibilities, and previous and expected contributions of each officer, previous equity award grants to such officers and customary levels of equity award grants for the respective position in other comparable companies. The exercise price for stock options is equal to the fair market value of our Common Stock on the grant date. Stock options generally vest over a three-year period with 33% vesting one year from the date of grant and the remaining 67% vesting equally on a monthly basis over the remaining 24 months. Options expire 10 years from the date of grant. RSUs generally vest over a three-year period with 33% vesting one year from the grant date, 33% vesting two years from the grant date, and the remaining 34% vesting three years from the grant date.
Under the 2014 Plan, upon a Change of Control (as defined in such plan) all outstanding unvested stock options become fully vested and exercisable if not assumed, or substituted with a new award, by the successor to the Company and, if such awards are assumed or substituted by the successor to the Company, they become fully exercisable and vested if the option holder’s employment is terminated (other than a termination for cause) within two years following a Change of Control. If an option holder’s employment is terminated within two years after a Change of Control for any reason other than death, retirement, disability or termination for cause, each outstanding stock option that is vested following such termination will remain exercisable until the earlier of the third anniversary of termination or the expiration of the term of the stock option. In addition, executive officers who are designated for participation under the Change in Control Benefit Plan described below, are eligible for vesting of all outstanding equity awards upon a qualifying termination following a Change in Control.
In addition to the annual grants, on August 16, 2016, Mr. Port received a grant of 5,000 RSUs in connection with his appointment as the Interim Chief Financial Officer from August 16, 2016 until December 12, 2016. Mr. Port also received 19,307 RSUs and 28,961 stock options in connection with his appointment as Chief Financial Officer upon Mr. White’s departure in March 2017, which were granted on April 3, 2017.
Dr. Tewksbury was awarded 20,621 RSUs in connection with joining the Company in December 2016, which were granted on January 3, 2017, and an additional 49,443 RSUs and 74,165 stock options in connection with becoming Chairman, Chief Executive Officer and President in February 2017, which were granted on February 27, 2017.
Mr. White was awarded 32,479 RSUs and 48,719 stock options in connection with joining the Company in December 2016, which were granted on January 3, 2017. Mr. White’s awards were forfeited upon his departure from the Company.
Change in Control Benefit Plan
On February 19, 2017, we established a Change in Control Benefit Plan to provide for the payment of certain benefits to selected eligible employees and directors of the Company. A Change in Control is defined in the same manner as under the 2014 Plan and includes any one or more of the following events summarized below:

•
any “person” becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the voting securities of the Company then outstanding and entitled to vote generally in the election of directors of the Company;

•	individuals who, as of the beginning of any 24 month period, constitute the Board cease for any reason during such 24 month period to constitute at least a majority of the Board; or

•
consummation of (A) a merger, consolidation or reorganization of the Company, in each case, following such merger, consolidation or reorganization, beneficially own, directly or indirectly, at least 35% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity or entities resulting from such merger, consolidation or reorganization, (B) a complete liquidation or dissolution of the Company, or (C) a sale or other disposition of all or substantially all of the assets of the Company.

The Company entered into Change in Control participation agreements with Dr. Tewksbury and Mr. White on February 19, 2017 (which terminated upon Mr. White’s departure) and with Mr. Port on March 21, 2017. The Change in Control participation agreement provides for a lump sum payment equal to one times annual base salary and target bonus, accelerated vesting of stock awards, and continuation of group health plan benefits for 12 months if the participant’s employment is involuntarily terminated within 24 months of a Change in Control.
Section 162(m)
Section 162(m) of the Internal Revenue Code (“IRC Sec. 162(m)”) generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid to a company’s Chief Executive Officer, or to any of the company’s other three most highly compensated executive officers (other than the Chief Financial Officer), for any fiscal year. Generally, for compensation prior to 2018, IRC Sec. 162(m) exempted qualifying performance-based compensation from the deduction limit if certain conditions were met. In determining base salary, benefits, perquisites and other compensation, the Committee considers tax deductibility. However, a more important goal of the Committee is to offer compensation that is competitive within our peer group.
Employment Agreements with Named Executive Officers
We did not have employment agreements with any of our Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to equity awards outstanding for our Named Executive Officers as of December 31, 2017:

Name	Award Grant Date	Number of Securities Underlying Unvested Restricted Stock Units (#)		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)		Option Exercise Price ($)	Option Expiration Date

Theodore L. Tewksbury, III	1/3/2017	20,621	(1)
	2/27/2017	49,443	(2)		74,165	(3)	$3.43	2/27/2027

Michael H. Port	9/17/2015			4,028	972	(3)	$15.08	9/17/2025
	3/17/2016	2,347	(2)
	8/16/2016	3,334	(2)
	3/13/2017	8,516	(2)
	4/3/2017	19,307	(2)		28,961	(3)	$3.17	4/3/2027

James Tu (4)

Bradley B. White (4)

(1)	Vests 100% on the first anniversary of the grant date.
(2)
One third vests on the first anniversary of the grant date, another one third vests on the second anniversary of the grant date, and the final one third vests on the third anniversary of the grant date.

(3)	One third vests on the first anniversary of the grant date, and the remainder vests monthly in equal installments over the following 24-month period.
(4)	James Tu and Bradley White had no outstanding equity awards at December 31, 2017.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based awards to attract and retain qualified candidates to serve on our Board. In setting director compensation, the Board considers the significant amount of time that directors expend in fulfilling their duties, the skill level required, and the compensation of Board members at comparable companies.

The following table sets forth the annual cash and stock-based compensation for non-employee directors for 2017:

Annual Cash Retainer	$32,500
Restricted Stock Unit Grant	$45,000	(1)
Additional Annual Cash Retainers:
Lead Director	$20,000
Compensation Committee Chair	$14,000
Compensation Committee Member	$5,000
Audit and Finance Committee Chair	$19,000
Audit and Finance Committee Member	$7,000
Nominating and Corporate Governance Committee Chair	$9,000
Nominating and Corporate Governance Committee Member	$4,000

(1)
Restricted stock unit grant on the date of the Company’s annual meeting of stockholders having a value as stated above based on the fair market value of the Common Stock on such date, and vesting on the earlier of (i) the one year anniversary of the grant date or (ii) the date of the Company’s annual meeting of stockholders next following the grant date. On June 21, 2017, each of the non-employee directors received a restricted stock unit grant of 18,443 shares, which will vest on June 20, 2018. In February 2017, the Board adopted a Change in Control Benefit Plan, which provides for full vesting of RSUs held by non-employee directors upon a Change in Control (as defined in such plan).

The Board, at its discretion, may grant options or other equity awards to newly elected directors and additional grants to other directors.

The following table summarizes the total compensation paid to non-employee directors for the year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)

Ronald D. Black	46,125	45,000	—	91,125
William F. Cohen	33,375	45,000	—	78,375
Glenda M. Dorchak	41,625	45,000	—	86,625
Marc J. Eisenberg	32,625	45,000	—	77,625
Jiangang Luo (3)	18,773	0	—	18,773
Michael R. Ramelot	38,625	45,000	—	83,625

(1)
Represents RSUs, which vest on June 20, 2018 and will be settled in Common Stock. The grant date fair value is calculated based on the closing price of the stock on the grant date. Each of Dr. Black, Messrs. Cohen, Eisenberg, and Ramelot and Ms. Dorchak held 18,443 unvested RSUs as of December 31, 2017.

(2)	The number of outstanding options held by each non-employee director as of December 31, 2017 was as follows: Mr. Cohen – 10,000 and Mr. Ramelot – 15,000.
(3)	Mr. Luo’s term as director ended on June 21, 2017, the date of the 2017 Annual Meeting, as he did not stand for re-election to another term.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee of the Board of Directors has appointed the firm of Plante & Moran, PLLC, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2018. Representatives of Plante & Moran, PLLC are expected to be present at, participate in, and respond to appropriate questions from stockholders at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so.

Accountant Fees and Services

Plante & Moran, PLLC provided audit services to the Company for the fiscal years ending December 31, 2017 and 2016. The following table presents fees for professional services rendered by Plante & Moran, PLLC for those years:

	Year Ended December 31,
	2017	2016
Audit Fees	$304,100	$339,875
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$304,100	$339,875

Audit Fees. “Audit Fees” include the aggregate fees billed for professional services rendered by Plante & Moran, PLLC, including audit services related to quarterly reviews and audits of consolidated financial statements, reviews in connection with SEC filings and related consents, comfort letters related to the public stock offering, and other consultations. For both 2017 and 2016, we were not required to obtain independent public accounting firm certification of our internal control infrastructure as defined by the Sarbanes-Oxley Act. Therefore, no fees related to the audit of Sarbanes-Oxley compliance were incurred.

Pre-Approval Policies and Procedures

It is the Company’s policy that all audit and non-audit services to be performed by the Company’s principal auditors be approved in advance by the Audit and Finance Committee. The Audit and Finance Committee pre-approved all services provided by Plante & Moran, PLLC during 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Simon Cheng, a member of our Board of Directors until February 19, 2017, is a current employee of the Company. Mr. Cheng’s compensation as an employee of the Company totaled $130,658 in 2017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons owing more than 10% of a registered class of our equity securities to file certain reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission (the “SEC”). Such officers, directors, and 10% stockholders are also required by SEC rules to furnish us with copies of all those reports that they file.

Based solely on our review of such reports filed with the SEC and written representations from the reporting persons, we believe we were in compliance with all filing requirements applicable to our executive officers and directors for 2017, except that Theodore L. Tewksbury, Chairman, Chief Executive Officer and President, was late in filing a Form 4 reporting an open market purchase of 3,333 shares of stock on May 8, 2017.

AUDIT COMMITTEE REPORT

The Audit and Finance Committee has reviewed and discussed with the Company’s management and Plante & Moran, PLLC the audited consolidated financial statements contained in our Annual Report on Form 10-K for the 2017 fiscal year. The Audit and Finance Committee has also discussed with Plante & Moran, PLLC the matters required to be discussed under the applicable auditing standards, as adopted by the Public Company Accounting Oversight Board.

The Audit and Finance Committee has received and reviewed the written disclosures and the letter from Plante & Moran, PLLC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit and Finance Committee concerning independence, and has discussed with Plante & Moran, PLLC its independence from Energy Focus.

Based on the review and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its 2017 fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit and Finance Committee
Michael R. Ramelot, Chair
Glenda M. Dorchak
Marc J. Eisenberg (1)

(1) Mr. Eisenberg was a member of the Audit Committee until April 16, 2018, at which time he was replaced by Mr. Rishi.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

A stockholder who wishes to have a proposal included in our Proxy Statement for the 2019 Annual Meeting of Stockholders must submit the proposal in writing to the Secretary of the Company at our principal executive offices at 32000 Aurora Road, Suite B, Solon, Ohio 44139, for receipt no later than December 28, 2018, pursuant to Rule 14a-8(e) under the Securities Exchange Act of 1934 (the “Exchange Act”), assuming that the date of the 2019 Annual Meeting will occur within 30 days of the anniversary of the 2018 Annual Meeting.

A stockholder who wishes to present a proposal at the 2019 Annual Meeting without having it appear in the Proxy Statement must submit notice of the proposal in writing to our Secretary no earlier than February 20, 2019 and no later than March 21, 2019, assuming that the 2018 Annual Meeting occurs on June 20, 2018, and otherwise comply with all requirements of our Bylaws with respect thereto.

If the date of the 2019 Annual Meeting is more than 30 days before or after the anniversary of the 2018 Annual Meeting, then the foregoing deadlines will change and be determined in accordance with the Rule 14a-8 under the Exchange Act (for proposals to be included in the Company’s Proxy Statement) or the Company’s Bylaws (for all other proposals).

HOUSEHOLDING INFORMATION

Some banks, brokers and other nominees are participating in the practice of “householding” proxy statements and annual reports. This means that beneficial holders of our Common Stock who share the same address or household may not receive separate copies of this Proxy Statement and our 2017 Annual Report on Form 10-K (the “2017 Annual Report”). You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Broadridge, c/o Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or call 800-542-1061.

OTHER MATTERS

The Board of Directors knows of no other matters to be submitted during the Annual Meeting. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed proxy will vote the shares they represent in such manner as the Board may recommend.

ANNUAL REPORT ON FORM 10-K

The Company’s 2017 Annual Report on Form 10-K, as amended, may be obtained, without charge, by writing to the Company at 32000 Aurora Road, Suite B, Solon, Ohio 44139, Attention: Investor Relations or by accessing the report on our website at http://www.energyfocus.com.

ENERGY FOCUS, INC.
ATTN: MICHAEL H. PORT
32000 AURORA ROAD
SUITE B
SOLON, OH 44139

VOTE BY INTERNET
Before the Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/EFOI2018**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E47147-P07146

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENERGY FOCUS, INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ronald D. Black
02) Glenda M. Dorchak
03) Marc J. Eisenberg
04) Michael R. Ramelot
05) Satish Rishi
06) Theodore L. Tewksbury

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSAL 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

Access to this year's virtual Annual Meeting of Stockholders will be available at www.virtualshareholdermeeting.com/EFOI2018. A replay of the meeting will be available for 1 year.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E47148-P07146

ENERGY FOCUS, INC.
Annual Meeting of Stockholders
June 20, 2018 9:00 A.M., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Theodore L. Tewksbury III, Ph.D. and Michael H. Port, or each of them, proxy and attorney-in-fact, with full power to designate a substitute representative, to represent the undersigned and to vote all of the shares of common stock in Energy Focus, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held via live webcast only at www.virtualshareholdermeeting.com/EFOI2018, at 9:00 A.M., Eastern Time on June 20, 2018, and at any adjournment or postponement thereof, as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 27, 2018 (the "Proxy Statement"), receipt of which is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side